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                                 EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of LifeMinders, Inc. on Form S-8 of our report dated November 5, 1999, except for
Note 6, as to which the date is March 29, 2000, on the consolidated financial statements of WITI Corporation and subsidiaries as of and for the year ended September 30, 1999, included in the Current Report of LifeMinders, Inc. on Form 8-K/A dated June 14, 2000.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP


Denver, Colorado
September 28, 2000